SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934





Date of Report (Date of earliest event reported):January 31, 1995



                          The Stanley Works
               (Exact name of registrant as specified in charter)


  Connecticut               1-5224              06-058860
(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)        Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(203) 225-5111




                         Not Applicable
   (Former name or former address, if changed since last report)















     Item 5.   Other Events.


               1. On January 31, 1995, the Registrant issued a press release.

               Attached as Exhibit (21)(i) is a copy of the Registrant's press release. This Exhibit is incorporated herein by reference.



     Item 7.   Financial Statements, Pro Forma Financial
               Information and Exhibits.


               (21)(i)   Press release dated January 31, 1995
                         reporting on Stanley's 1994 year end
                         results.











































                                 SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized



                                   THE STANLEY WORKS



Date: January 31, 1995             By:       Stephen S. Weddle
                                   Name:     Stephen S. Weddle
                                   Title:    Vice President,
                                             General Counsel
                                             and Secretary

























                                                  Exhibit (21)(i)


FOR IMMEDIATE RELEASE                                      January 31, 1995

STANLEY REPORTS RECORD SALES AND EARNINGS FOR 1994

New Britain, Connecticut... "In 1994, Stanley achieved new highs in sales, earnings, earnings per share and return on shareholders' equity," reported Richard H. Ayers, Chairman and Chief Executive Officer of The Stanley Works.

Sales of $2.5 billion were 10% higher than the prior year. Net earnings of $125 million, or $2.80 per share, represented a 35% increase over 1993 before the effect of a change in accounting principle, and a 23% increase after excluding the effects of fourth quarter legal settlements from 1993 results. Return on shareholders' equity was 17.6% compared with 13.5% last year.

Mr. Ayers continued, "All of our businesses moved into 1994 with a strong focus on long-term growth and specific initiatives for achieving that growth. We are particularly pleased that our sales improvement came primarily from internal efforts spread across all segments of our company. The continuing success of our worldwide initiatives combined with improved economic conditions in many of our markets produced this steady, year-
long improvement.   Net sales were increased 9% by this internal
volume growth. Price increases added 1% to sales. Both currency and the net incremental effect of acquisitions and divestitures had a negligible impact on sales."

Gross margins improved to 32.9% from 31.7% in 1993, primarily the result of manufacturing efficiencies realized from increased volume, process improvements and cost reduction efforts, especially in connection with the successful transition of previously foreign-sourced fastening tools to U.S. in-house manufacture.

Operating expenses were 22.3% of sales compared with 22.5% in the previous year. Operating efficiencies achieved through higher sales volume more than offset the costs of company initiatives for long-term growth. Interest-net of $29 million was 1.2% of net sales compared with 1.1% in the prior year. Other-net expense for 1994 of $36 million included reserves established for plant consolidation and divestiture activities and environmental remediation. Other-net expense of $35 million in 1993 included a gain on the sale of a non-operating asset that was offset by additional charges for contingency reserves related to product liability, restructuring activities, environmental clean-up and legal settlements. The effective tax rate was 37.9% up slightly from 37.4% in 1993.




(page 2)

Net sales in the United States were up 10% over the prior year, the result of internal growth. Volume increases were particularly strong in our Industrial and Engineered Tools categories as well as the Specialty Hardware segment. Price increases contributed 1% to sales but were offset by divestiture activity.

Net sales in Europe increased 13% over 1993. This increase included internal volume growth of 7% with the strongest year-to-year comparison occuring in the fourth quarter. The incremental effect of acquisitions added 4% to sales and the strengthening of European currencies provided a 2% increase. Operating profits grew 16% despite the negative impact of operating inefficiencies in our Acmetrack facility in France.

Net sales in Other areas increased 12% over the prior year, reflecting internal growth of 8% realized generally across all regions. The incremental effect of acquisitions added 3% to sales. Price increases, although substantially offset by the negative effects of currency, increased sales by 1%. Despite the strong sales performance, operating profits declined $2.2 million, or 8% for the year, the result of investments made to expand our presence in Asia.

Tools sales for the year were 10% higher than 1993. The sales gain was driven primarily by internal volume growth of 9%.
Growth in this segment was most dramatic in the industrial and engineered tools categories, with the consumer businesses achieving more modest growth. Price increases added 1% with currency having a negligible impact. Operating profits increased 37% to $217 million and resulted in operating margins of 11.5% compared with 9.3% in the prior year. The improvement in operating profits is the result of increased sales volume, operating efficiencies, and the successful transition of previously foreign-sourced fastening products to in-house manufacture.

Hardware sales for the year increased 4% over 1993, reflecting internal growth of 3% and price increases of 1%. Operating profits of $33 million were substantially unchanged from the prior year, which resulted in slightly lower operating margins. The decrease in margins, especially in the fourth quarter, was due to operating inefficiencies in our Acmetrack facility in France.

Specialty Hardware sales for 1994 increased 18%. Virtually all of the increase was from internal growth with the effect of modest price increases being largely offset by the negative effects of currency. Operating profits were up 82% over last year. Operating margins improved to 7.6% compared with 4.9% last year as a result of efficiencies obtained from increased volume and the successful implementation of process improvements at our Door Systems business.

(page 3)

Net sales for the fourth quarter 1994 of $664 million were 15% higher than fourth quarter 1993 sales of $578 million.
Consistent with the full year, this sales increase was substantially the result of internal growth.

Net earnings in the fourth quarter 1994 were $34 million, or $.76 per share, compared with $18 million, or $.39 per share last year. Net earnings for 1993 included a $15 million, or $.21 per share, charge for legal settlements. Gross margins increased to 32.9% compared with 31.2% in the prior year. Operating expenses were 22.3% of sales compared with 22.1% of sales in the prior year.

Mr. Ayers stated, "We are excited about the implications that these strong results have for 1995. The steady internal growth being achieved throughout our company is the product of on-going initiatives to develop new products, strengthen our position with key customers and expand into new geographic areas. We are optimistic that these initiatives will continue to produce growth in 1995 and beyond.

"Despite uncertainties regarding interest rates and raw material costs, consumer confidence is high, the U.S. economy is strong, many foreign markets important to Stanley are experiencing improving activity and inflation appears to be staying under control. These factors suggest generally healthy market conditions well into 1995 and our diverse product lines and our worldwide presence should help lessen the impact of uncertainty in any one economy. Our position is further strengthened by our solid financial position and our commitment to maintaining highly productive and efficient operations."

Mr. Ayers concluded, "On balance, we expect that 1995 will be another good year for Stanley. The momentum developed in 1994 for the long-term, worldwide growth of all our businesses should continue to produce strong results for The Stanley Works."

                             #################


CONTACT:  Patricia McLean
          Manager, Corp. Communications
          (203) 827-3833



                                   -4-

                      THE STANLEY WORKS AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS
                            (Millions of Dollars)
                                    FOURTH QUARTER       TWELVE MONTHS
                                    1994     1993        1994      1993

  Net Sales                     $  663.8 $  578.2   $ 2,510.9 $ 2,273.1

  Costs and Expenses
       Cost of sales               445.3    398.0     1,684.0   1,553.0
       Selling, general and
          administrative           147.7    127.6       560.4     512.3
       Interest - net                6.9      5.0        29.0      25.2
       Other - net                   8.8     23.2        35.7      34.6
                                  -------  -------    --------  --------
                                   608.7    553.8     2,309.1   2,125.1
                                  -------  -------    --------  --------
  Earnings Before Income Taxes
    and Cumulative Effect of
    Accounting Change               55.1     24.4       201.8     148.0

  Income Taxes                      21.3      6.8        76.5      55.4
                                  -------  -------    --------  --------
  Earnings Before Cumulative
    Effect of Accounting Change     33.8     17.6       125.3      92.6

  Cumulative Effect of Accounting
    Change for Postemployment
    Benefits                                                      (8.5)
                                 -------  -------    --------  --------
  Net Earnings                  $   33.8 $   17.6   $   125.3 $    84.1
                                  =======  =======    ========  ========
  Earnings Per Share of
       Common Stock:
      Before Cumulative Effect of
      Accounting Change         $   0.76 $   0.39   $    2.80 $    2.06

      Cumulative Effect of
      Accounting Change                                           (0.19)
                                  -------  -------    --------  --------
  Net Earnings Per Share of
       Common Stock             $   0.76 $   0.39   $    2.80 $    1.87
                                  =======  =======    ========  ========

  Dividends per share           $   0.35 $   0.34   $    1.38 $    1.34

  Average shares outstanding      44,691   44,688      44,775    44,935
       (in thousands)

  See notes to consolidated financial statements.

                                       -5-

                      THE STANLEY WORKS AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                             (Millions of Dollars)
                                                   December 31  January 1
                                                        1994       1994
    ASSETS
    Cash and cash equivalents                       $    69.3  $    43.7
    Accounts receivable                                 410.3      371.2
    Inventories                                         369.2      308.1
    Other current assets                                 39.7       35.6
                                                      -------    -------
      Total current assets                              888.5      758.6

    Property, plant and equipment - net                 559.8      566.5
    Goodwill and other intangibles                      164.6      171.5
    Other assets                                         88.2       80.3
                                                      -------    -------
                                                    $ 1,701.1  $ 1,576.9
                                                      =======    =======
    LIABILITIES AND SHAREHOLDERS' EQUITY
    Notes payable                                   $    93.7  $    52.1
    Accounts payable                                    125.3      103.3
    Accrued expenses                                    202.5      201.7
                                                      -------    -------
       Total current liabilities                        421.5      357.1

    Long-term debt                                      387.1      377.2
    Other long-term liabilities                         148.3      161.7
    Shareholders' equity                                744.2      680.9
                                                      -------    -------
                                                    $ 1,701.1  $ 1,576.9
                                                      =======    =======



    See notes to consolidated financial statements.

                                        -6-

                     THE STANLEY WORKS AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Millions of Dollars)
                                                FOURTH QUARTER TWELVE MONTHS
                                                 1994   1993   1994    1993
   Operating Activities
     Net Earnings                              $ 33.8 $ 17.6 $ 125.3 $ 84.1
     Depreciation and amortization               19.3   21.6    81.8   80.7
     Provision for postemployment benefits                             13.6
     Net gain on sale of non-operating asset                          (29.0)
     Other non-cash items                        (5.2)  (5.8)   18.3    9.4
     Changes in operating assets
        and liabilities                          27.2   50.2   (96.9) (12.3)
                                                ------ ------ ------ ------
     Net cash provided by
        operating activities                     75.1   83.6   128.5  146.5

   Investing Activities
     Capital expenditures                       (17.8) (25.2)  (66.4) (69.7)
     Proceeds from sales of assets                3.6    1.8    11.0    6.6
     Proceeds from sale of non-operating asset                         38.9
     Business acquisitions                                      (5.1) (13.3)
     Other                                       (4.8)  (9.2)   (9.7) (13.2)
                                                ------ ------ ------  ------
     Net cash used by
        investing activities                    (19.0) (32.6)  (70.2) (50.7)

   Financing Activities
     Payments on long-term debt                  (1.0)  (0.9)  (2.9) (133.8)
     Proceeds of long-term borrowings                    0.1           78.5
     Net short-term bank financing              (10.7) (45.0)   40.9   22.3
     Proceeds from issuance of common stock       0.7    0.6     4.2    4.6
     Purchase of common stock for treasury      (14.3)         (16.3) (42.3)
     Cash dividends on common stock              (0.7)  (0.6)  (61.5) (60.5)
                                                ------ ------ ------  ------
     Net cash used by
        financing activities                    (26.0) (45.8) (35.6) (131.2)

   Effect of Exchange Rate Changes on Cash        0.4   (0.5)    2.9   (2.0)
                                                ------ ------ ------  ------
   Increase (decrease) in Cash and
      Cash Equivalents                           30.5    4.7    25.6  (37.4)

   Cash and Cash Equivalents,
      Beginning of Period                        38.8   39.0    43.7   81.1
                                                ------ ------ ------  ------
   Cash and Cash Equivalents,
      End of Fourth Quarter                    $ 69.3 $ 43.7 $  69.3 $ 43.7
                                                ====== ====== ====== ======

    See notes to consolidated financial statements.

                                       -7-

                       THE STANLEY WORKS AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CHANGES
                            IN SHAREHOLDERS' EQUITY
                             (Millions of Dollars)
                                                   TWELVE MONTHS
                                                  1994       1993


    Balance at beginning of year              $   680.9  $   696.3

    Net earnings                                  125.3       84.1

    Currency translation adjustment                 0.4      (15.2)

    Cash dividends declared                       (61.9)     (60.1)

    Net purchase of Common Stock                   (8.3)     (31.5)

    ESOP debt                                       7.8        7.3
                                                --------     -----
    Balance at end of year                    $   744.2  $   680.9
                                                ========     =====

    See notes to consolidated financial statements.

                                       -8-

                     THE STANLEY WORKS AND SUBSIDIARIES
                         BUSINESS SEGMENT INFORMATION
                             (Millions of Dollars)
                                FOURTH QUARTER          TWELVE MONTHS
                                1994       1993        1994       1993
 INDUSTRY SEGMENTS
 Net Sales
   Tools
      Consumer              $   196.7  $   177.2   $   716.0  $   676.8
      Industrial                135.0      116.4       524.4      460.3
      Engineered                170.8      140.8       643.5      568.5
                              --------   --------    --------   --------
           Total Tools          502.5      434.4     1,883.9    1,705.6
   Hardware                      75.5       72.0       311.1      299.4
   Specialty Hardware            85.8       71.8       315.9      268.1
                              --------   --------    --------   --------
        Consolidated        $   663.8  $   578.2   $ 2,510.9  $ 2,273.1
                              ========   ========    ========   ========
 Operating Profit
   Tools                    $    55.7  $    30.5   $   217.0  $   158.1
   Hardware                       5.9        8.6        33.3       32.9
   Specialty Hardware             8.6        3.8        24.0       13.2
                              --------   --------    --------   --------
     Total                       70.2       42.9       274.3      204.2
   Net corporate expenses        (6.5)     (10.4)      (38.8)     (24.0)
   Interest expense              (8.6)      (8.1)      (33.7)     (32.2)
                              --------   --------    --------   --------
      Earnings before
        income taxes        $    55.1  $    24.4   $   201.8  $   148.0
                              ========   ========    ========   ========
 GEOGRAPHIC AREAS
 Net Sales
   United States            $   478.2  $   424.3   $ 1,808.6  $ 1,649.5
   Europe                        95.8       76.7       357.6      317.3
   Other Areas                   89.8       77.2       344.7      306.3
                              --------   --------    --------   --------
        Consolidated        $   663.8  $   578.2   $ 2,510.9  $ 2,273.1
                              ========   ========    ========   ========
 Operating Profit
   United States            $    59.3  $    33.4   $   215.4  $   148.0
   Europe                         6.6        4.2        31.9       27.4
   Other Areas                    4.3        5.7        27.0       29.2
   Eliminations                             (0.4)                  (0.4)
                              --------   --------    --------   --------
        Total               $    70.2  $    42.9   $   274.3  $   204.2
                              ========   ========    ========   ========

 See notes to consolidated financial statements.


                                       -9-

                    THE STANLEY WORKS AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         For the fourth quarter of 1993, Other-net includes a charge of $15.0 million ($.21 per share) related to the settlement of 132 lawsuits involving a subsidiary, Mac Tools, Inc.

         In the consolidated statement of earnings for 1993, Other-net for the twelve months includes a gain of $29.0 million ($.39 per share) from the sale of the company's investment in Max Co., Ltd. Also included in Other-net were additional charges for a fine levied by U.S. District Court in Missouri for $5.0 million ($.07 per share) and contingency reserves of $23.3 million ($.32 per share) related to product liability litigation, restructuring activities and environmental clean-up.

         The company adopted "Statement of Financial Accounting Standards No. 112" in 1993. The new standard requires the company to accrue postemployment benefits as they are earned by the employee for services rendered rather than as they are paid. The cumulative effect of this accounting change, as of January 3, 1993, reduced 1993 net earnings by $8.5 million ($13.6 million less related income taxes of $5.1 million) or $.19 per share.

         Certain 1993 amounts in the Business Segment Information were reclassified to conform to the 1994 presentation.